Exhibit 99.1

RSC Holdings Announces Results of Special Meeting of Stockholders In Connection With United Rentals Merger

SCOTTSDALE, Ariz., — April 27, 2012 — RSC Holdings Inc. (NYSE: RRR) (“RSC Holdings”) today announced that the RSC Holdings stockholders voted in favor of the proposals relating to the proposed merger (the “Merger”) of RSC Holdings with and into United Rentals, Inc. (“United Rentals”). At the special meeting of stockholders held today, at which a quorum of stockholders was present, 84% of the outstanding shares of common stock of RSC Holdings entitled to vote at the special meeting were voted in favor of the adoption of the Agreement and Plan of Merger, dated as of December 15, 2011, between RSC Holdings and United Rentals.

The approval of the stockholders of RSC Holdings was one of the remaining conditions to the closing of the Merger, as was the approval of the stockholders of United Rentals. United Rentals announced today that its stockholders also approved the Merger. The Merger is still subject to other customary closing conditions. RSC Holdings and United Rentals currently expect to close the Merger on or about April 30, 2012.

About RSC Holdings

RSC Holdings, based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.7 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 434 branch locations across 42 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,600 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of March 31, 2012. Additional information about RSC is available at www.RSCrental.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to United Rentals or RSC Holdings, the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. United Rentals and RSC Holdings undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents United Rentals and RSC Holdings have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) United Rentals and RSC Holdings may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and RSC Holdings; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals and RSC Holdings. Neither United Rentals nor RSC Holdings gives any assurance that either United Rentals or RSC Holdings will achieve its expectations and neither United Rentals nor RSC Holdings assumes any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals and RSC Holdings described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals and RSC Holdings on the date hereof, and neither United Rentals nor RSC Holdings assumes any obligation to update or revise any such forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is for informational purposes only and is not an offer to purchase nor a solicitation of an offer to sell securities. The solicitation and the offer to purchase shares of RSC Holdings common stock are made pursuant to a registration statement and joint proxy statement/prospectus forming a part thereof filed with the SEC. The registration statement and joint proxy statement/prospectus was filed with the SEC by United Rentals on January 17, 2012, and has been subsequently amended and was declared effective on March 23, 2012. The proxy statement of RSC Holdings was filed with the SEC by RSC Holdings on March 23, 2012. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE VERSION OF THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS THAT HAS BEEN DECLARED EFFECTIVE AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

You will be able to obtain a free copy of the definitive version of the joint proxy statement/prospectus (when available), as well as other filings containing information about United Rentals and RSC Holdings, at the SEC’s website at http://www.sec.gov. You will also be able to obtain these documents, free of charge by directing a request by mail or telephone to RSC Holdings Inc., Attn: Investor Relations, 6929 East Greenway Parkway, Suite 200, Scottsdale, AZ 85254, telephone: (480) 281-6956, or from our website, www.RSCrentals.com.

Contacts

RSC Holdings Inc.

Investor/Analyst Contacts:

Scott Huckins, 480-281-6956

VP – Treasurer

Scott.Huckins@RSCRental.com

Or

Media Contact:

Chenoa Taitt, 212-223-0682

Source: RSC Holdings Inc.